Exhibit 10.14

Cooperation Agreement

Party A: Beroni Group Co., Ltd.

Party B: FANG Jian

Due to the needs of work, Party A employs Party B to act as the strategic development senior consultant of group company. Both parties reach the following agreement through negotiation and both parties shall jointly abide by and execute it.

I. Basic situations of both parties of agreement

Article I Party A: Beroni Group Co., Ltd.

Legal representative: ZHANG Boqing

Tel.: 022-59955761

Article II Party B: FANG Jian Sex: Male

Resident ID card No.: 120101195105194019

Home address: Unit 3, Building 19, Bowenyuan Area II, Darenzhuang, Xiqing District, Tianjin

Tel.: 13072008080

II. Agreement term

Article III Effective term of this agreement is from Jul. 18, 2019 to Jul. 17, 2021.

III. Work contents, work time and work place

Article IV Work contents: According to the work needs of Party A, Party B agrees to join in Party A in the identity of expert (State Council government special allowance expert) to act as strategic development senior consultant of group company. Work contents:

1. Do relatively comprehensive company’s work guidance for Party A; assist the company’s Board of Directors in giving constructive suggestion in formulation of company’s development strategy and tries his best to give suggestions in the process of implementation;

2. According to Party B’s work experience, influence and social resources and so on in the industry for many years, Party B tries his best to give suggestions and coordinate talent introduction, project recommendation, project approval and project implementation and other aspects;

3. Party B tries his best to complete the relevant matters assigned by Board of Directors.

Article V Work time: considering that Party B gets on in years and his health and other factors, he does not keep office hours; he is at call at any time and he will consciously put his heart and soul into work.

Article VI Work place: according to Party B’s post characteristics, Party B’s work place shall be separately agreed by Party A and Party B according to the needs of work.

IV. Both parties’ rights and obligations

Article VII Party A’s rights and obligations:

1. According to Party B’s suggestions, Party A can timely, comprehensively, objectively, legally and truthfully provide the relevant documents, materials and information required by Party B. Party A has statutory decision-making right aiming at Party B’s suggestions and Party A bears all the liabilities;

2. Party A shall timely give feedback opinions and make decisions on the reasonable suggestions made by Party B;

3. Party A has the right to use Party B’s various identities and honors to make legal and effective publicity for the company, but it shall be agreed by Party B;

4. Party A has the right to require Party B to abide by the rules and regulations of the company and its competent unit and competent department to carry out work;

5. Party A shall provide necessary conditions and convenience and relevant logistical support for Party B’s smooth completion of work.

6. Party A shall provide Party B with corresponding labor remuneration;

Article VIII Party B’s rights and obligations:

1. Party B shall try his best to provide Party A with accurate, comprehensive and sufficient consultation opinions and suggestions. Party B has the right to participate in the argument about whether the opinions and suggestions have legality, effectiveness and operability. Party B has reasonable right to make suggestions, but has no decision-making right and does not participate in the process of making decision; does not bear any legal and economic liability for decision-making matters;

2. Party B shall perform confidential liability to Party A’s scientific achievements or other matters with confidential requirements.

3. Party B has the right to obtain the labor remuneration determined by Party A’s Board of Directors.

V. Labor remuneration

1. Consultation fee agreed by Party A and Party B is: RMB 10,000 (including tax)/ month.

2. Payment time is consistent with the employee’s salary payment time.

VI. Others

1. This agreement can only be used by Party A and Party B for performance. Any party cannot disclose the relevant contents to the third party.

2. All the taxes and dues of labor remuneration shall meet the national and local relevant regulations.

3. This agreement is in duplicate. Both parties hold one respectively. This agreement will come into effect after it is signed or sealed by both parties. This agreement and its relevant appendixes have equal legal force.

Party A: Beroni Group Co., Ltd.	Party B: FANG Jian

Seal: ZHANG Boqing	Signature or seal: FANG Jian

(signature)	(signature)

Date: Jul. 18, 2019	Date: Jul. 18, 2019